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                                                                   EXHIBIT 10(q)

                                 EMPLOYMENT AGREEMENT

    EMPLOYMENT AGREEMENT made as of this 16th day of July, 1996, by and between PC QUOTE, INC., a Delaware corporation with its principal offices at 300 South Wacker, Chicago, Illinois (hereinafter called the "Employer") and HOWARD C. MELTZER (hereinafter called the "Executive") as follows:

    WHEREAS, Employer has employed Executive in an executive position, and currently employs Executive in the position of President and Chief Operating Officer; and

    WHEREAS, it is to the advantage of both parties to have the terms and conditions of Employer's employment of Executive embodied in a written agreement;

    THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.  EMPLOYMENT

    Subject to and upon the terms and conditions hereinafter set forth, Employer agrees to and hereby does employ Executive as a corporate officer as described in Section 2 hereof for the period ("Employment Period") commencing as of July 16, 1996 and ending at the close of business on July 16, 1999, unless terminated earlier pursuant to Section 6 below, and Executive does hereby accept and agree to such employment as provided for below.

2.  DUTIES

    During the Employment Period, Executive shall be employed by Employer as President and Chief Operating Officer. The Executive shall be, during the Employment Period, subject always to the supervision, direction and control of the Chief Executive Officer and Chairman of the Board of Employer, perform such executive duties and functions as he may be called upon to perform, subject to the following provisions:

    (i) Such executive duties and functions shall be substantially the same as, or reasonably similar to those customarily performed by the President and Chief Operating Officer engaged in business comparable to that engaged in by the Employer from time to time during the Employment Period; and

    (ii) Executive shall devote substantially full time and exert his best efforts in the performance of his duties and functions.

3.  COMPENSATION

    (i) During the Employment Period, for all services rendered hereunder by Executive for said Period:

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    (a)  Employer shall pay Executive an annual Base Salary at such times as salaries of other officers of Employer are paid. During the Employment Period, the annual Base Salary shall be no less than $190,000. The Base Salary and Bonus (provided for below) shall be subject to review and revision by the Compensation Committee of the Employer's Board of Directors on or about July 16 of each year during the Employment Period.

    (b) In addition to the Base Salary, Executive shall be entitled to participate in any life, accident and health insurance, 401K stock option, hospitalization, or any other plan or benefit now or hereafter afforded by Employer to its executives generally if and to the extent Executive is eligible to participate.

    (c) A Bonus program shall be negotiated in good faith by the Executive and the Employer and put into effect as soon as possible retroactive to the beginning of the Employment Period and to remain in effect throughout the Employment Period. Such Bonus program shall contain an annual target bonus equal to 50% of Executive's annual Base Salary, which bonus, or portions thereof, may be earned upon Executive's achievement of provided performance milestones.

    (d) In the event of an Unfriendly Takeover of Employer (as hereinafter defined), Executive shall have the right to terminate his employment at any time by written notice to Employer. Upon termination of Executive's employment after an Unfriendly Takeover for any reason whatsoever (including resignation, dismissal, death or disability as provided in Section 4, or expiration of the Employment Period), Executive shall receive, in addition to all other compensation and benefits he may be entitled to under (i) this Agreement, (ii) the Employer's Stock Option Plan and related option agreement(s) ("Stock Options"), and (iii) any other written plan to which Executive and Employer are parties, Termination Compensation in an amount equal to one times his Base Salary at the date of such termination plus the cost of continued life, accident, health and hospitalization insurance for a period of one year beyond the date of such termination; provided, however, that if an Unfriendly Takeover occurs after the date of Executive's death, or after the commencement of a period of disability pursuant to Section 4(a), the provisions of this paragraph (c) shall not apply. Termination Compensation shall be paid in one lump sum no later than ninety (90) days after the termination date. For purposes of this Agreement, an Unfriendly Takeover shall mean any merger or consolidation of Employer with any other unaffiliated entity or person, an acquisition by an unaffiliated entity or person of substantially all Employer's assets, any acquisition of fifty percent (50%) or more of the combining voting power of Employer's stock other than acquisitions from Executive) by any individual period or entity (including a group considered a single person under Section 13(d)(3) of the Securities Exchange Act of 1934 and the Regulations promulgated thereunder, or equivalent provisions of future laws) or any change in a majority of the members of the Employer's Board of Directors within any 24 month period (including the election of new members following an increase in the number of members of the Board), unless such above event is pursuant to a tender offer, merger or other plan of reorganization which is approved by a majority of Employer's Board of Directors in office as of the date hereof.

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    (ii) All compensation, except Termination Compensation and Employee's right under the Option Plan and related option agreements, shall cease upon the termination of the Executive's employment or the Employment Period. Notwithstanding the foregoing, Executives rights and obligations with respect to options issued to Executive under Employer's Stock Option Plan (the "Option Plan") shall, in the event of Executive's termination of employment, be governed by the provisions of the Plan and the Option Agreement(s) which may be issued thereunder.

    (e) Executive shall participate in the Company's Directors and Officer's Insurance coverage, which is at least $1,000,000 in the aggregate, and provides protection to Executive concerning liability arising out of actions taken by Executive in the regular course of performance of his duties under this Agreement.

    (f) The parties agree that an agreement shall be executed and delivered to the Executive under which the Executive will be granted certain options to purchase shares in the Employer and that the execution and delivery of such agreement shall be a condition of Executive's employment hereunder.

    (g) In the event Executive's employment by Employer is terminated during the Employment Period for any reason other than Cause, then Employer shall provide Executive reasonable outplacement services to be provided by a firm selected by Executive and reasonably acceptable to Employer.

    4.   TRADE SECRETS AND CONFIDENTIAL INFORMATION

    In the course of the term of employment it is anticipated that Executive shall have access to secret or confidential information, records, date, specifications, systems methods, plans, policies, inventions, material and other knowledge ("Confidential Material") owned by Employer, which are acknowledged by Executive to be valuable, special and unique aspects of the Employer's business. All such Confidential Material shall be and remain the property of Employer, whether or not created by Executive's services. Except as required by his duties to Employer, Executive shall not, directly or indirectly, either during the Employment Period or at any time thereafter, disclose or disseminate to anyone or make use of, for any purpose whatsoever, any Confidential Material. Upon termination of his employment Executive shall promptly deliver to the Employer all Confidential Material (including all copies thereof whether prepared by Executive, Employer or others) which are in the possession or under the control of Executive.

    5.   NON-COMPETITION

    Executive agrees that, except in accordance with his duties under this Agreement on behalf of Employer, he will not, during the term of his employment with Employer and for a period of three (3) months after termination of Executive's employment with Employer for any reason (the "Non-Competition Period"):

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    (a)  Independent of any other obligation under this Agreement directly, or indirectly through any other individual, person or entity (i) own, (ii) manage,
(iii) operate, (iv) be employed by, (v) render services to, (vi) become interested in or associated with, (vii) join in, (viii) control, (ix) participate in (whether as an officer, director, shareholder, creditor, partner, promoter, proprietor, associate, employee, representative, or otherwise) or (x) otherwise carry on any Competing Business (as hereinafter defined); provided, however, that this paragraph (a) shall not preclude Executive from owning not more than five percent (5%) of the equity ownership of any Competing Business, provided that such interest is owned as a passive investment and Executive does not actively participate in such Competing Business.

    (b) Independent of any other obligation under this Agreement, directly, or individually through any other individual, person or entity solicit, entice, persuade or induce any individual, person or entity which presently is, or at any time during the Non-Competition Period shall be, an employee of Employer, to terminate or refrain from renewing or extending his or her employment with Employer or to become employed by or enter into a contractual relationship with Executive or any other individual, person or entity, and Executive shall not approach any employee for any such purpose or authorize or knowingly cooperate with the taking of any such action by other individual, person or entity.

    (c) Independent of any other obligation under this Agreement, directly, or indirectly through any other individual, person or entity solicit, entice, persuade or induce any individual, person or entity which presently is, or at any time during the Non-Competition Period shall be, a supplier or vendor to Employer, to terminate, reduce or refrain from renewing or extending its contractual or other relationship with Employer, and the Executive shall not approach any such supplier or vendor for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other individual, person or entity.

    (d) Independent of any other obligation under this Agreement, directly, or indirectly through any other individual, person or entity solicit, entice, persuade, induce, contact or otherwise discuss with any individual person or entity which presently is, or at any time during the Non-Competition Period shall be, a customer of Employer, to terminate, reduce or refrain for renewing or extending its contractual or other relationship with the Employer, or to become a customer of or enter into any contractual or other relationship with any Competing Business for or to provide goods or services of the type provided by Employer or Executive shall not approach any such customer for any such purpose or authorize or knowingly cooperate with the taking of any such action by any other individual, person or entity.

    (e) For purposes of this Agreement, a Competing Business shall include any business conducted in whole or in part within the continental United States of providing stock or securities price quotations to brokerage firms, banks, trust companies or insurance companies.

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6.  TERMINATION FOR CAUSE

    Notwithstanding any other provision of this Agreement, Executive's employment and the Employment Period may be terminated at any time for "cause." Cause means any one or more of the following events:

    (i) any material act of fraud or dishonesty on the part of Executive in connection with his employment;

    (ii) a judgment convicting the Executive for any crime or offense constituting a felony under the laws of any local, state or federal criminal statute, including without limitation, a conviction for any act of dishonesty such as embezzlement, theft, larceny or for assault or battery;

    (iii) any failure by Executive to perform his duties and functions as required pursuant to Section 2 above, which failure continued or reoccurred after the Company has notified, IN WRITING, the Executive of the initial failure and provided the Executive with a period of 30 days to cure the failure and properly perform his duties and functions as required by the Company; or

    (iv) any other breach by the Executive of this Agreement or the policies of the Company.

7.  RENEWAL

    Upon the expiration of the initial three year Employment Period, Executive's employment and the Employment Period shall be renewed and continue automatically on an annual basis in one year terms unless and until one of the parties delivers to the other a written notice of intention to terminate at least ninety days prior to the expiration of the then existing Employment Period. At all times, the parties maintain their rights to terminate the Agreement and the Employment Period pursuant to Sections 3(d) and 6.

    In the event that the Employer does not RENEW Executive's employment at the end of the initial Employment Period, for reasons other than Cause, the Employer shall pay to Executive an amount equal to one (1) times his Base Salary at the time of non-renewal and the costs of continued life, accident, health and hospitalization insurance for a period of one year beyond the end of the initial Employment Period ("Non-Renewal Compensation"). Thereafter, Executive shall be entitled to COBRA benefits. The Non-Renewal Compensation shall be paid to the Executive in six equal monthly installments beginning on the last day of the month following the termination of Executive's Employment. Such payments will be suspended and all unpaid Non-Renewal Compensation forfeited in the event that Executive breaches any provision of the Agreement.

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8.  RESIGNATION

    In the event that Executive chooses not to accept renewal of his Employment and the Employment Period or at any time resigns or otherwise terminates his employment, the Executive shall deliver to the Employer notice of his decision at least 30 days prior to the resignation, termination or non-renewal.

9.  NOTICES

    Any notice required to be given under this Agreement shall be in writing and sent registered or certified mail, return receipt requested, to the parties' respective address(es), or to an address respectively designated in writing by a party. Unless Executive designates another address, notices addressed to him may be sent to his attention at the principal office of Employer in Chicago.

10. MISCELLANEOUS

    (a) Whether or not expressly stated, "Employer", as used herein, shall, unless the context clearly otherwise requires, include each and every "affiliate" thereof and "affiliate" wherever used shall have the meaning presently provided in Rule 12b-2 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934.

    (b) The rights and obligations of Employer shall inure to the benefit of and be binding upon any successor, transferee or assign of Employer. This Agreement is personal to Executive and shall not be assigned by him to any other party whatsoever; however, the rights of Executive shall inure to the benefit of his heirs or legal representatives.

    (c) All rights and remedies provided in this Agreement or by law are cumulative and severable. The pursuance of any remedy by either party shall not be deemed a waiver of other remedies, and if any right or remedy provided shall ever be held invalid or unenforceable, the other rights and remedies provided shall not be affected by such holding.

    (d) This Agreement contains the entire agreement of the parties hereto and may only be amended by the written mutual agreement of the parties hereto. This Agreement supersedes, nullifies and replaces any prior existing agreements, written or otherwise, between the parties.

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    (e)  This Agreement has been executed in Chicago, Illinois and shall be governed by the laws of Illinois.

                                     PC QUOTE, INC. (Employer)


                                     By: /s/ LOUIS J. MORGAN
                                     -------------------------------
                                     Louis J. Morgan, Chairman


ATTEST:

/s/ DARLENE E. CZAJA
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Darlene E. Czaja, Corporate Secretary


ACCEPTED:

/s/ HOWARD C. MELTZER
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Howard C. Meltzer (Executive)

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